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Fingerhut Receivables, Inc.                    Fingerhut Master Trust                       Monthly Report
Securityholder's Statement                         Series 1998-2                                  Dec-1998

                                              Class A         Class B         CTO          Class D          Total
(i)   Security Amount                     337,500,000.00  51,136,000.00  61,364,000.00  61,364,000.00    511,364,000.00

(ii)  Security Principal Distributed                0.00           0.00           0.00                           0.00

(iii) Security Interest Distributed         1,752,187.50     277,412.80     342,700.16                     2,372,300.46


Security Principal Distributed per $1,000      0.0000000      0.0000000      0.0000000
Security Interest Distributed per $1,000       5.1916667      5.4250000      5.5847103
(iv) Principal Collections                 17,646,034.18   2,673,622.35   3,208,388.86   3,208,388.86     26,736,434.44
(v)  Finance Collections                    6,518,997.01     987,719.80   1,185,279.21   1,185,279.21      9,877,275.26
     Recoveries                               745,936.56     113,019.89     135,625.63     135,625.63      1,130,207.72
     Defeasance Funding Acct Earnings               0.00           0.00           0.00           0.00            0.00
            Total Finance Collections       7,264,933.60   1,100,739.69   1,320,904.85   1,320,904.85     11,007,482.98
                  Total Collections        24,910,967.78   3,774,362.22   4,529,293.71   4,529,293.71     37,743,917.41
(vi) Aggregate Amount of Principal Receivables                                                         1,446,027,267.42
     Invested Amount (End of Month)       337,500,000.00  51,136,000.00  61,364,000.00  61,364,000.00    511,364,000.00
     Floating Allocation Percentage          23.3398088%     3.5363095%     4.2436268%     4.2436268%       35.3633719%
     Invested Amount (Beginning of Month) 337,500,000.00  51,136,000.00  61,364,000.00  61,364,000.00    511,364,000.00
     Average Daily Invested Amount                                                                       511,364,000.00
(vii) Receivable Delinquencies
       Current                                                                                 82.74%  1,553,980,460.36
       30 Days to 59 Days                                                                       4.13%     77,658,900.06
       60 Days to 89 Days                                                                       2.73%     51,250,516.79
       90 Days and Over                                                                        10.39%    195,218,075.98
                Total Receivables                                                             100.00%  1,878,107,953.19
(viii) Aggregate Investor Default Amount                                                                   7,322,488.77
       As a % of Daily Invested Amount (Annualized based on 365 days/year)                                       18.67%
(ix)   Security Charge-Offs                         0.00           0.00           0.00           0.00              0.00

(x)    Servicing Fee                          517,808.22      78,455.23      94,147.51      94,147.51        784,558.47

(xi)   Pool Factor                              1.000000       1.000000       1.000000

(xii)  Reimbursed Redirected Principal Collections             0.000000       0.000000       0.000000              0.00
(xiii) Excess Funding Account Balance                                                                              0.00
(xiv)  CTO Trigger Event Occurrence                                                                            None
       CTO Reserve Amount                                                                                      N/A
(xv)   Number of New Accounts Added to the Trust                                                              119,912
(xvi)  Revolving Receivables Reserve Account Balance                                                         $866,000.0
(xvii) Defeasance Funding Account Balance                                                                          0.00
Average Net Portfolio Yield                                                                                       9.39%
Minimum Base Rate                                                                                                 8.30%

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